Exhibit 99.1

Air Lease Corporation Announces First Quarter 2013 Results

Los Angeles, California, May 9, 2013 — Air Lease Corporation (ALC) (NYSE: AL) announced today the results of its operations for the three months ended March 31, 2013.

Highlights

Air Lease Corporation reports another consecutive quarter of fleet, revenue, profitability and financing growth:

•                  Diluted EPS increased by 46% to $0.38 per share for the three months ended March 31, 2013 from $0.26 per share for the three months ended March 31, 2012

•                  Revenues increased 45% to $192 million for the three months ended March 31, 2013 compared to $133 million for the three months ended March 31, 2012

•                  Income before taxes increased 48% to $62 million with a pretax margin of 32% for the three months ended March 31, 2013 compared to income before taxes of $42 million with a pretax margin of 31% for the three months ended March 31, 2012

•                  Received a corporate credit rating of A- from Kroll Bond Rating Agency

•                  Acquired seven aircraft (including five aircraft from our order book and two incremental aircraft), growing our fleet to 162 aircraft spread across a diverse and balanced customer base of 71 airlines in 41 countries

•                  Asia/Pacific carriers now represent the largest regional concentration of our fleet at 39.2% based on net book value as of March 31, 2013

•                  On May 7, 2013, we amended our Syndicated Unsecured Revolving Credit Facility increasing the aggregate principal amount by $607 million to $1.7 billion, reducing the interest rate to LIBOR plus a margin of 1.45% from LIBOR plus 1.75% and extending the term from three to four years

•                  Increased our bank group to 40 financial institutions

•                  Issued our first bond guaranteed by the Export-Import Bank of the United States for $77 million at a fixed rate of 1.6% for 12 years

•                  Issued a $400 million senior unsecured notes offering due in 2020 at a rate of 4.75%

•                  Our Board of Directors declared ALC’s second quarterly cash dividend of $0.025 per share on our outstanding common stock

The following table summarizes the results for Q1 2013 and Q1 2012 (in thousands, except share amounts):

	Three Months Ended March 31,
	2013	2012	% change
Revenues	$191,997	$132,553	45%
Income before taxes	$61,672	$41,610	48%
Net income	$39,996	$26,927	49%
Cash provided by operating activities	$161,141	$101,522	59%
Diluted EPS	$0.38	$0.26	46%
Adjusted net income(1)	$47,769	$34,100	40%
Adjusted EBITDA(1)	$177,258	$118,317	50%

(1)          See notes 1 and 2 to the Consolidated Statements of Income included in this earnings release for a discussion of the non-GAAP measures adjusted net income and adjusted EBITDA.

“During the first quarter we continued to execute our strategic plan for future growth, increasing our fully diluted EPS by 46% compared to Q1 of 2012.  Although macro-economic indicators remain mixed, we continue to see strong global growth of passenger traffic led by the emerging markets, which drives demand for new aircraft.  We see that strength continuing for the foreseeable future.  Accordingly, we increased our order positions to meet that demand.  Financing markets remain open and investors and institutions have been very receptive to ALC’s strong credit metrics.  Our recent corporate credit rating of A- from Kroll further broadens our access to attractively priced capital,” said Steven F. Udvar-Házy, Chairman and Chief Executive Officer of Air Lease Corporation.

“The results of our first quarter reflect ALC’s strong core leasing business that continues to yield attractive lease and operating margins.  Asia/Pacific has now surpassed Europe as ALC’s largest region as measured by percentage of net book value of our fleet.  We see this trend continuing.  We see further pockets of opportunity emerging with quality airlines in the Middle East, Africa and Latin America. Our overall lease placements are tracking as expected, including placement of our recently announced orders, and we have no significant customer credit concerns,” said John L. Plueger, President and Chief Operating Officer of Air Lease Corporation.

Fleet Growth

Building on our base of 155 aircraft at December 31, 2012, we increased our fleet by seven aircraft during the first quarter of 2013 and ended the first quarter with 162 aircraft spread across a broad customer base of 71 airlines across 41 countries.

Below are portfolio metrics of our fleet as of March 31, 2013 and December 31, 2012:

	March 31, 2013	December 31, 2012
Fleet size	162	155
Weighted-average fleet age(1)	3.5 years	3.5 years
Weighted-average remaining lease term(1)	7.1 years	6.8 years
Aggregate fleet net book value	$6.57 Billion	$6.25 Billion

(1)        Weighted-average fleet age and remaining lease term calculated based on net book value.

Over 90% of our aircraft are operated internationally. The following table sets forth the percentage of net book value of our aircraft portfolio in the indicated regions as of March 31, 2013 and December 31, 2012:

	March 31, 2013	December 31, 2012
Region	% of net book value	% of net book value
Asia/Pacific	39.2%	35.9%
Europe	36.1	38.4
Central America, South America and Mexico	12.3	12.6
U.S. and Canada	6.9	7.3
The Middle East and Africa	5.5	5.8
Total	100.0%	100.0%

The following table sets forth the number of aircraft we leased by aircraft type as of March 31, 2013 and December 31, 2012:

	March 31, 2013		December 31, 2012
Aircraft type	Number of aircraft	% of Total	Number of aircraft	% of total
Airbus A319/320/321	45	27.8%	41	26.4%
Airbus A330-200/300	19	11.8	17	11.0
Boeing 737-700/800	46	28.4	46	29.7
Boeing 767-300ER	3	1.8	3	1.9
Boeing 777-200/300ER	7	4.3	7	4.5
Embraer E175/190	32	19.7	31	20.0
ATR 72-600	10	6.2	10	6.5
Total	162	100.0%	155	100.0%

Debt Financing Activities

During the first quarter of 2013 and through May 9, 2013, the Company entered into additional debt facilities aggregating $1.2 billion, which included a $607.0 million addition to our Syndicated Unsecured Revolving Credit Facility, $400.0 million in senior unsecured notes due 2020 bearing interest at a rate of 4.75% per annum, $76.5 million of secured notes due 2024 bearing interest at a rate of 1.6% and are guaranteed by the Export-Import Bank of the United States (“Ex-Im Bank”) and additional facilities aggregating $75.0 million. We ended the first quarter of 2013 with total unsecured debt outstanding of $3.0 billion. The Company’s unsecured debt as a percentage of total debt increased to 61.8% as of March 31, 2013 from 60.2% as of December 31, 2012. The Company’s fixed-rate debt as a percentage of total debt increased to 58.0% as of March 31, 2013 from 53.9% as of December 31, 2012.  We ended the first quarter of 2013 with a conservative balance sheet with a low residual value risk profile and ample liquidity of $1.3 billion.

Our financing plan remains focused on raising unsecured debt in the global bank and capital markets, reinvesting cash flow from operations, and limited utilization of export credit financing. In May 2013, the Company received a corporate credit rating of A- from Kroll Bond Ratings which further broadens our access to attractively priced capital.

We have established a globally diverse lending group consisting of 40 banks. The Company’s debt financing was comprised of the following at March 31, 2013 and December 31, 2012:

	March 31, 2013	December 31, 2012
	(dollars in thousands)
Unsecured
Senior notes	$2,163,950	$1,775,000
Revolving credit facilities	445,000	420,000
Term financings	199,229	248,916
Convertible senior notes	200,000	200,000
Total unsecured debt financing	3,008,179	2,643,916

Secured
Warehouse facilities	1,045,292	1,061,838
Term financings	740,431	688,601
Export credit financing	76,530	—
Total secured debt financing	1,862,253	1,750,439

Total secured and unsecured debt financing	4,870,432	4,394,355
Less: Debt discount	(9,231)	(9,623)
Total debt	$4,861,201	$4,384,732

Selected interest rates and ratios:
Composite interest rate(1)	4.05%	3.94%
Composite interest rate on fixed rate debt(1)	5.11%	5.06%
Percentage of total debt at fixed rate	57.95%	53.88%

(1)                 This rate does not include the effect of upfront fees, undrawn fees or issuance cost amortization.

Conference Call

In connection with the earnings release, Air Lease Corporation will host a conference call on May 9, 2013 at 4:30 PM Eastern Time to discuss the Company’s first quarter 2013 financial results.

Investors can participate in the conference call by dialing (866) 271-6130 domestic or (617) 213-8894 international. The passcode for the call is 98586894.

For your convenience, the conference call can be replayed in its entirety beginning at 6:30 PM ET on May 9, 2013 until 11:59 PM ET on May 16, 2013. If you wish to listen to the replay of this conference call, please dial (888) 286-8010 domestic or (617) 801-6888 international and enter passcode 24099055.

The conference call will also be broadcast live through a link on the Investor Relations page of the Air Lease Corporation website at www.airleasecorp.com. Please visit the website at least 15 minutes prior to the call to register, download and install any necessary audio software. A replay of the broadcast will be available on the Investor Relations page of the Air Lease Corporation website.

About Air Lease Corporation

Air Lease Corporation is an aircraft leasing company based in Los Angeles, California that has airline customers throughout the world. ALC and its team of dedicated and experienced professionals are principally engaged in purchasing commercial aircraft and leasing them to its airline partners worldwide through customized aircraft leasing and financing solutions. For more information, visit ALC’s website at www.airleasecorp.com.

Contact

Investors:

Ryan McKenna

Assistant Vice President, Strategic Planning & Investor Relations

Email: rmckenna@airleasecorp.com

Media:

Laura St. John

Media and Investor Relations Coordinator

Email: lstjohn@airleasecorp.com

Forward-Looking Statements

Statements in this press release that are not historical facts are hereby identified as “forward-looking statements,” including any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. These statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such statements, including as a result of the following factors, among others:

•                  our inability to make acquisitions of, or lease, aircraft on favorable terms;

•                  our inability to obtain additional financing on favorable terms, if required, to complete the acquisition of sufficient aircraft as currently contemplated or to fund the operations and growth of our business;

•                  our inability to obtain refinancing prior to the time our debt matures;

•                  impaired financial condition and liquidity of our lessees;

•                  deterioration of economic conditions in the commercial aviation industry generally;

•                  increased maintenance, operating or other expenses or changes in the timing thereof;

•                  changes in the regulatory environment;

•                  our inability to effectively deploy the net proceeds from our capital raising activities;

•                  potential natural disasters and terrorist attacks and the amount of our insurance coverage, if any, relating thereto; and

•                  the factors discussed under “Part I – Item 1A. Risk Factors,” In our Annual Report on Form 10-K for the year ended December 31, 2012 and other SEC filings.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations. You are therefore cautioned not to place undue reliance on such statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

###

Air Lease Corporation and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and par value amounts)

	March 31, 2013	December 31, 2012
	(unaudited)
Assets
Cash and cash equivalents	$217,623	$230,089
Restricted cash	110,558	106,307
Flight equipment subject to operating leases	6,981,975	6,598,898
Less accumulated depreciation	(410,898)	(347,035)
	6,571,077	6,251,863
Deposits on flight equipment purchases	776,472	564,718
Deferred debt issue costs—less accumulated amortization of $36,891 and $32,288 as of March 31, 2013 and December 31, 2012, respectively	80,161	74,219
Other assets	199,784	126,428
Total assets	$7,955,675	$7,353,624
Liabilities and Shareholders’ Equity
Accrued interest and other payables	$104,045	$90,169
Debt financing	4,861,201	4,384,732
Security deposits and maintenance reserves on flight equipment leases	453,922	412,223
Rentals received in advance	46,971	41,137
Deferred tax liability	114,418	92,742
Total liabilities	$5,580,557	$5,021,003
Shareholders’ Equity
Preferred Stock, $0.01 par value; 50,000,000 shares authorized; no shares issued or outstanding	—	—
Class A Common Stock, $0.01 par value; authorized 500,000,000 shares; issued and outstanding 99,455,339 and 99,417,998 shares at March 31, 2013 and December 31, 2012, respectively	991	991
Class B Non-Voting Common Stock, $0.01 par value; authorized 10,000,000 shares; issued and outstanding 1,829,339 shares	18	18
Paid-in capital	2,203,534	2,198,501
Retained earnings	170,575	133,111
Total shareholders’ equity	2,375,118	2,332,621
Total liabilities and shareholders’ equity	$7,955,675	$7,353,624

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share amounts)

	Three Months Ended March 31,
	2013	2012
	(unaudited)
Revenues
Rental of flight equipment	$190,103	$131,737
Interest and other	1,894	816
Total revenues	191,997	132,553

Expenses
Interest	40,230	21,914
Amortization of discounts and deferred debt issue costs	5,210	2,867
Interest expense	45,440	24,781

Depreciation of flight equipment	63,863	44,336
Selling, general and administrative	14,247	13,609
Stock-based compensation	6,775	8,217
Total expenses	130,325	90,943

Income before taxes	61,672	41,610
Income tax expense	(21,676)	(14,683)
Net income	$39,996	$26,927

Net income per share of Class A and Class B Common Stock:
Basic	$0.39	$0.27
Diluted	$0.38	$0.26
Weighted-average shares outstanding:
Basic	101,260,614	100,717,302
Diluted	108,346,885	107,426,789

Other financial data:
Adjusted net income(1)	$47,769	$34,100
Adjusted EBITDA(2)	$177,258	$118,317

(1)                 Adjusted net income (defined as net income before stock-based compensation expense and non-cash interest expense, which includes the amortization of debt issuance costs and extinguishment of debt) is a measure of both operating performance and liquidity that is not defined by United States generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to net income, income from operations or any other performance measures derived in accordance with GAAP. Adjusted net income is presented as a supplemental disclosure because management believes that it may be a useful performance measure that is used within our industry. We believe adjusted net income provides useful information on our earnings from ongoing operations, our ability to service our long-term debt and other fixed obligations, and our ability to fund our expected growth with internally generated funds. Set forth below is additional detail as to how we use adjusted net income as a measure of both operating performance and liquidity, as well as a discussion of the limitations of adjusted net income as an analytical tool and a reconciliation of adjusted net income to our GAAP net income and cash flow from operating activities.

Operating Performance:    Management and our Board of Directors use adjusted net income in a number of ways to assess our consolidated financial and operating performance, and we believe this measure is helpful in identifying trends in our performance. We use adjusted net income as a measure of our consolidated operating performance exclusive of income and expenses that relate to the financing, income taxes, and capitalization of the business. Also, adjusted net income assists us in comparing our operating performance on a consistent basis as it removes the impact of our capital structure (primarily one-time amortization of convertible debt discounts) and stock-based compensation expense from our operating results. In addition, adjusted net income helps management identify controllable expenses and make decisions designed to help us meet our current financial goals and optimize our financial performance. Accordingly, we believe this metric measures our financial performance based on operational factors that we can influence in the short term, namely the cost structure and expenses of the organization.

Liquidity:    In addition to the uses described above, management and our Board of Directors use adjusted net income as an indicator of the amount of cash flow we have available to service our debt obligations, and we believe this measure can serve the same purpose for our investors.

Limitations:    Adjusted net income has limitations as an analytical tool, and you should not considered in isolation, or as a substitute for analysis of our operating results or cash flows as reported under GAAP. Some of these limitations are as follows:

•   adjusted net income does not reflect (i) our cash expenditures or future requirements for capital expenditures or contractual commitments, or (ii) changes in or cash requirements for our working capital needs; and

•   our calculation of adjusted net income may differ from the adjusted net income or analogous calculations of other companies in our industry, limiting its usefulness as a comparative measure.

The following tables show the reconciliation of net income and cash flows from operating activities, the most directly comparable GAAP measures of performance and liquidity, to adjusted net income (in thousands):

	Three Months Ended March 31,
	2013	2012
	(unaudited)
Reconciliation of cash flows from operating activities to adjusted net income:
Net cash provided by operating activities	$161,141	$101,522
Depreciation of flight equipment	(63,863)	(44,336)
Stock-based compensation	(6,775)	(8,217)
Deferred taxes	(21,676)	(14,679)
Amortization of discounts and deferred debt issue costs	(5,210)	(2,867)
Changes in operating assets and liabilities:
Other assets	(6,739)	7,658
Accrued interest and other payables	(11,048)	(7,529)
Rentals received in advance	(5,834)	(4,625)
Net income	39,996	26,927
Amortization of discounts and deferred debt issue costs	5,210	2,867
Stock-based compensation	6,775	8,217
Tax effect	(4,212)	(3,911)
Adjusted net income	$47,769	$34,100

	Three Months Ended March 31,
	2013	2012
	(unaudited)
Reconciliation of net income to adjusted net income:
Net income	$39,996	$26,927
Amortization of discounts and deferred debt issue costs	5,210	2,867
Stock-based compensation	6,775	8,217
Tax effect	(4,212)	(3,911)
Adjusted net income	$47,769	$34,100

(2)                 Adjusted EBITDA (defined as net income before net interest expense, stock-based compensation expense, income tax expense, and depreciation and amortization expense) is a measure of both operating performance and liquidity that is not defined by GAAP and should not be considered as an alternative to net income, income from operations or any other performance measures derived in accordance with GAAP. Adjusted EBITDA is presented as a supplemental disclosure because management believes that it may be a useful performance measure that is used within our industry. We believe adjusted EBITDA provides useful information on our earnings from ongoing operations, our ability to service our long-term debt and other fixed obligations, and our ability to fund our expected growth with internally generated funds. Set forth below is additional detail as to how we use adjusted EBITDA as a measure of both operating performance and liquidity, as well as a discussion of the limitations of adjusted EBITDA as an analytical tool and a reconciliation of adjusted EBITDA to our GAAP net income and cash flow from operating activities.

Operating Performance:   Management and our Board of Directors use adjusted EBITDA in a number of ways to assess our consolidated financial and operating performance, and we believe this measure is helpful in identifying trends in our performance. We use adjusted EBITDA as a measure of our consolidated operating performance exclusive of income and expenses that relate to the financing, income taxes, and capitalization of the business. Also, adjusted EBITDA assists us in comparing our operating performance on a consistent basis as it removes the impact of our capital structure (primarily one-time amortization of convertible debt discounts) and stock-based compensation expense from our operating results. In addition, adjusted EBITDA helps management identify controllable expenses and make decisions designed to help us meet our current financial goals and optimize our financial performance. Accordingly, we believe this metric measures our financial performance based on operational factors that we can influence in the short term, namely the cost structure and expenses of the organization.

Liquidity: In addition to the uses described above, management and our Board of Directors use adjusted EBITDA as an indicator of the amount of cash flow we have available to service our debt obligations, and we believe this measure can serve the same purpose for our investors.

Limitations:    Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our operating results or cash flows as reported under GAAP. Some of these limitations are as follows:

•   adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•   adjusted EBITDA does not reflect changes in or cash requirements for our working capital needs;

•   adjusted EBITDA does not reflect interest expense or cash requirements necessary to service interest or principal payments on our debt; and

•   other companies in our industry may calculate these measures differently from how we calculate these measures, limiting their usefulness as comparative measures.

The following tables show the reconciliation of net income and cash flows from operating activities, the most directly comparable GAAP measures of performance and liquidity, to adjusted EBITDA (in thousands):

	Three Months Ended March 31,
	2013	2012
	(unaudited)
Reconciliation of cash flows from operating activities to adjusted EBITDA:

Net cash provided by operating activities	$161,141	$101,522
Depreciation of flight equipment	(63,863)	(44,336)
Stock-based compensation	(6,775)	(8,217)
Deferred taxes	(21,676)	(14,679)
Amortization of discounts and deferred debt issue costs	(5,210)	(2,867)
Changes in operating assets and liabilities:
Other assets	(6,739)	7,658
Accrued interest and other payables	(11,048)	(7,529)
Rentals received in advance	(5,834)	(4,625)
Net income	39,996	26,927
Net interest expense	44,948	24,154
Income taxes	21,676	14,683
Depreciation	63,863	44,336
Stock-based compensation	6,775	8,217
Adjusted EBITDA	$177,258	$118,317

	Three Months Ended March 31,
	2013	2012
	(unaudited)
Reconciliation of net income to adjusted EBITDA:
Net income	$39,996	$26,927
Net interest expense	44,948	24,154
Income taxes	21,676	14,683
Depreciation	63,863	44,336
Stock-based compensation	6,775	8,217
Adjusted EBITDA	$177,258	$118,317

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2013	2012
	(unaudited)
Operating Activities
Net income	$39,996	$26,927
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of flight equipment	63,863	44,336
Stock-based compensation	6,775	8,217
Deferred taxes	21,676	14,679
Amortization of discounts and deferred debt issue costs	5,210	2,867
Changes in operating assets and liabilities:
Other assets	6,739	(7,658)
Accrued interest and other payables	11,048	7,529
Rentals received in advance	5,834	4,625
Net cash provided by operating activities	161,141	101,522
Investing Activities
Acquisition of flight equipment under operating lease	(323,431)	(458,710)
Payments for deposits on flight equipment purchases	(299,029)	(104,006)
Acquisition of furnishings, equipment and other assets	(36,708)	(35,113)
Net cash used in investing activities	(659,168)	(597,829)
Financing Activities
Cash dividends paid	(2,532)	—
Tax withholdings related to vesting of restricted stock units	(1,742)	—
Net change in unsecured revolving facilities	25,000	(245,500)
Proceeds from debt financings	551,030	1,465,949
Payments in reduction of debt financings	(99,953)	(178,433)
Restricted cash	(4,251)	(16,220)
Debt issue costs	(10,760)	(23,291)
Security deposits and maintenance reserve receipts	40,333	26,703
Security deposits and maintenance reserve disbursements	(11,564)	(11,440)
Net cash provided by financing activities	485,561	1,017,768
Net increase (decrease) in cash	(12,466)	521,461
Cash and cash equivalents at beginning of period	230,089	281,805
Cash and cash equivalents at end of period	$217,623	$803,266
Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest, including capitalized interest of $6,899 and $3,949 at March 31, 2013 and 2012	$30,600	$17,408
Supplemental Disclosure of Noncash Activities
Buyer furnished equipment, capitalized interest, deposits on flight equipment purchases and seller financing applied to acquisition of flight equipment under operating leases	$108,492	$105,590